Exhibit 10.20

RITTER PHARMACEUTICALS, INC.

AMENDMENT NO. 3 TO

RESEARCH AND DEVELOPMENT AGREEMENT & LICENSE

This Amendment No. 3 (the “Amendment”) to the Research and Development Agreement & License, dated as of November 17, 2010, and amended on Tidy 6, 2011, and September 30, 2011 (as amended to date, the “Original Agreement”), is made and entered into as of February 6, 2012, pursuant to Section 13.4 of the Original Agreement, by and among KOLU POHAKU TECHNOLOGIES, LLC, a Delaware limited liability company (together with its successors and assigns, “Kolu Pohaku”); KOLU POHAKU MANAGEMENT, LLC, a Delaware limited liability company (together • with its successors and assigns, “KPM”); and RITTER PHARMACEUTICALS, INC., a Delaware corporation (together with its successors and assigns, the “Company”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Original Agreement.

RECITALS

WHEREAS, the Company, Kolu Pohaku and KPM are parties to the Original Agreement;

WHEREAS, the parties wish to amend the Original Agreement in the manner set forth below in order to fund additional Qualified Research activities in accordance with the terms of the Original Agreement; and

WHEREAS, the Original Agreement may be amended by written agreement of the parties thereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.          Section 7.3 of the Original Agreement shall be amended and restated in its entirety read as set forth below:

7.3           2012 R&D Fees.

(a)           Kolu Pohaku shall pay to the Researcher Two Hundred Fifty Thousand Dollars ($250,000.00) as the research and development fee (“Initial 2012 R&D Fee”) for performing certain KP Research in 2012. Researcher agrees that the Initial 2012 R&D Fee has been disbursed to Researcher in accordance with the Agreement (such amount, the “Initial 2012 R&D Disbursement” and, along with the 2010 R&D Disbursement and 2011 R&D Disbursement, the “Class I R&D Disbursements”). Researcher further agrees that the payments set forth in the Agreement shall be full and complete compensation for all obligations and deliverables by Researcher under this Agreement and for all inventions, developments and improvements assigned under this Agreement, if any. Researcher specifically agrees that Kolu Pohaku shall not be responsible for any costs of overhead, salaries, materials or other expenses, except as set forth herein. Not later than March 15 of each year, Researcher shall deliver to Kolu Pohaku a certificate of the Chief Financial Officer of Researcher (i) setting forth in reasonable detail the application of the Initial 2012 R&D Fee performed to date pursuant to the funding of the KP Research, (ii) demonstrating that no less than 100% of such funding was applied toward the KP Research, and (iii) certifying that the KP Research has not been funded from the proceeds of any other third party agreement such that the third party has ownership of any of the results of the KP Research.

(b)           Kolu Pohaku shall pay to the Researcher Three Hundred Thousand Dollars ($300,000.00) as the research and development fee (“Secondary 2012 R&D Fee” and, along with the Initial 2012 R&D Fee, the “2012 R&D Fees”) for performing certain KP Research in 2012. Researcher agrees that the Secondary 2012 R&D Fee will be disbursed to Researcher upon the effectiveness of this Amendment (such amount, the “Class II R&D Disbursement” and, along with the Class I R&D Disbursements, the “R&D Disbursements”). Researcher further agrees that the payments set forth in this Agreement shall be full and complete compensation for all obligations and deliverables by Researcher under this Agreement and for all inventions, developments and improvements assigned under this Agreement, if any. Researcher specifically agrees that Kolu Pohaku shall not be responsible for any costs of overhead, salaries, materials or other expenses, except as set forth herein. Not later than March 15 of each year, Researcher shall deliver to Kolu Pohaku a certificate of the Chief Financial Officer of Researcher (i) setting forth in reasonable detail the application of the Secondary 2012 R&D Fee performed to date pursuant to the funding of the KT’ Research, (ii) demonstrating that no less than 100% of such funding was applied toward the KP Research, and (iii) certifying that the KP Research has not been fended from the proceeds of any other third party agreement such that the third party has ownership of any of the results of the KY Research.

(c)           All R&D Fees shall be deposited into a separate bank account designated specifically for R&D Disbursements to he used solely for Qualified Research. Kolu Pohaku shall at all times retain signing authority over Researcher’s use of the R&D Disbursements. From and after the date of this Amendment, before Researcher may utilize any of the R&D Disbursements to pay for any expenses it must, in each case, obtain from Kolu Pohaku a pre-audit certification in the form attached hereto as Exhibit C (the “Pre-audit Certification”). Such certification shall not be unreasonably withheld.

2.          Section 9.1 of the Original Agreement shall be amended and restated in its entirety to read as set forth below:

9.1           Grant of License. In exchange for Researchers commitment to pay the Royalty Payments set forth in Sections 9.2, 9.3, and 9.4, Kolu Pokaku hereby grants the License to Researcher.

3.          Section 9.4 of the Original Agreement shall be amended and restated in its entirety to read as set forth below:

9.4           2012 Quarterly Royalty Payment. Commencing with an initial payment on March 31, 2015, and continuing through December 31, 2035, at the expiration of each calendar quarter (i.e., March 31, June 30, September 30, December 31, etc.), Researcher shall pay 10 Kolu Pohaku a royalty payment of Eleven ‘Thousand Dollars ($11,000.00) (each a “2012 Royalty Payment”) for the license and use of the results of the KP Research. In the event any Royalty Payment is not paid on or before its due date, interest shall accrue on such amount at the rate of 12% per annum compounded arm’ tally.

4.          Exhibit A of the Original Agreement shall be amended and restated in its entirety to read as attached to this Amendment.

5.          Exhibit B of the Original Agreement shall be amended and restated in its entirety to read as attached to this Amendment.

6.          The Original Agreement shall he amended by the addition of a new Exhibit C hereto.

7.          Except as expressly set forth in this Amendment, the Original Agreement shall continue in full force and effect in accordance with its terms.

8.          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.          All corporate action on the part of the Company and its directors, officers, and stockholders necessary for the authorization, execution, and delivery of this Amendment by the Company has been taken as of the date hereof

10.         This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Hawaii, without reference to the conflict of laws provisions thereof.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

KOLU POHAKU TECHNOLOGIES, LLC

By	/s/ Thomas Adamek
Thomas Adamek, President

KOLU POHAKU MANAGEMENT, LLC

By	/s/ Thomas Adamek
Thomas Adamek, President

RITTER PHARMACEUTICALS, INC.

By	/s/ Andrew J. Ritter
Andrew Ritter, President and CEO

Signature Page to Amendment No. 3 to

Research and Development Agreement & License